UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 15, 2017

Juno Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-36781 (Commission File Number)	46-3656275 (IRS Employer Identification No.)
307 Westlake Avenue North, Suite 300
Seattle, Washington 98109
(Address of principal executive offices, including zip code)
(206) 582-1600
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On June 15, 2017, Juno Therapeutics, Inc. (“Juno”) held its 2017 Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, 79,477,735 shares of Juno’s common stock, or approximately 74.91% of the total shares entitled to vote, were represented. Stockholders voted on the following three proposals at the Annual Meeting, each of which is described in more detail in Juno’s definitive proxy statement filed with the United States Securities and Exchange Commission on April 24, 2017 (the "Proxy Statement"):

Proposal One—Election of Directors
The following nominees were elected as Class III directors to serve until the 2020 annual meeting of stockholders or until their respective successors are duly elected and qualified. The voting results for each nominee were as follows:

	For	Withhold	Broker Non-Votes
Thomas O. Daniel, M.D.	58,567,388	4,074,713	16,835,634
Rupert Vessey, BM BCh, DPhil	59,950,006	2,692,095	16,835,634
Mary Agnes Wilderotter	57,590,525	5,051,576	16,835,634

Proposal Two—Advisory Vote on Named Executive Officer Compensation
Stockholders approved, by advisory vote, the 2016 compensation of our named executive officers as set forth in the Proxy Statement. The voting results on this proposal were as follows:

For	Against	Abstain	Broker Non-Votes
59,036,898	3,570,593	34,610	16,835,634

Proposal Three—Ratification of Appointment of Independent Registered Public Accounting Firm
Stockholders ratified the appointment of Ernst & Young LLP as Juno’s independent registered public accounting firm for the fiscal year ending December 31, 2017. The voting results on this proposal were as follows:

For	Against	Abstain
79,336,094	101,349	40,292

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Juno Therapeutics, Inc.

By:	/s/ Bernard J. Cassidy Bernard J. Cassidy General Counsel and Corporate Secretary
Date: June 20, 2017